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                                                                Rule 424(b)(2)
                                                    Registration No. 333-65358

            PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 25, 2001, AS
           SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2001,
            AND SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE AND COMPANY
              ORDER, DATED AUGUST 3, 2001 NO. 10 DATED: 03-05-2003

                                U.S. BANCORP
                    Medium-Term Notes, Series N (Senior)
                 Medium-Term Notes, Series O (Subordinated)

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CUSIP NO.: 91159HGG9                              Issue Price (Dollar Amount and Percentage of Principal Amount):

                                                  Amount: $499,195,000.00/99.8390%

Series:                                           Proceeds to the Company: $499,195,000.00

[X] Series N (Senior)                             Interest Rate/Initial Interest Rate:  3.1250%
[_] Series O (Subordinated)
                                                  Interest Payment Dates: Semi-Annually, on the 15th of each
                                                  March and September beginning 9/15/03
Form of Note:
                                                  Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                                  Interest Determination Dates: n/a

Principal Amount: $500,000,000.00                 Interest Reset Dates: n/a

Trade Date: Wednesday, March 05, 2003             Index Source: n/a

Original Issue Date: Monday, March 10, 2003       Index Maturity: n/a

Maturity Date: Saturday, March 15, 2008           Spread:

Base rate (and, if applicable,                    Spread Multiplier: --
related Interest Periods):
                                                  Maximum Interest Rate: --
[X] Fixed Rate Note
[_] Commercial Paper Rate Note                    Day Count: 30/360
[_] Federal Funds Rate Note
[_] LIBOR Note                                    Minimum Interest Rate: --
[_] EURIBOR Note
[_] Prime Rate Note                               For Original Issue Discount Notes:
[_] CD Rate Note
[_] Treasury Rate Note                              Original Issue Discount:     -- %
[_] CMT Rate Note
[_] Other Base Rate                                 Yield to Maturity:           -- %
    (as described below)
[_] Zero Coupon Note                              Original Issue Discount Notes:

Agent's Commission:                               [_] Subject to special provisions set forth therein
                                                      with respect to the principal amount thereof
                                                      payable upon any redemption or acceleration of
Redemption Terms:                                     the maturity thereof.

Other Terms:                                      [_] For Federal income tax purposes only.


Name of Agent and Delivery Instructions:

Credit Suisse First Boston DTC#355

                                                  Signature

                                                  /s/ John C. Stern
                                                  -------------------------------------
                                                          (Authorized Signature}

                                                  /s/ Mitchell J. Bleske
                                                  -------------------------------------
                                                          (Authorized Signature}
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